UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2011

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota	55402-3232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-758-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2011, Fair Isaac Corporation (“the Company”) entered into a Credit Agreement among the Company, the lenders party thereto from time to time, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, U.S. Bank National Association, as syndication agent, joint lead arranger and joint bookrunner, and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”). The Credit Agreement provides an unsecured $200 million five-year revolving credit facility (the “Credit Facility”). The Credit Facility may be increased to $300 million subject to certain terms and conditions. Proceeds from the Credit Facility may be used to refinance certain debt outstanding, finance permitted acquisitions, repurchase shares of the Company’s capital stock in accordance with applicable legal requirements and provide for the working capital needs and general corporate purposes of the Company and its subsidiaries.

Interest on the amounts borrowed under the Credit Facility is based on (i) a base rate, which is the greater of (a) Wells Fargo Bank’s base rate, (b) the federal funds rate plus 50 basis points and (c) the one-month Eurodollar rate plus 100 basis points, plus an applicable margin, or (ii) an adjusted Eurodollar rate, plus an applicable margin. The applicable margin for Eurodollar borrowings ranges from 100 to 162.5 basis points and the applicable margin for base rate borrowings ranges from 0 to 62.5 basis points. The applicable margin is determined based on the Company’s total leverage ratio. The Company is restricted in its borrowings and in general under the Credit Agreement by certain financial covenants. The Company is required to maintain a fixed coverage ratio of not less than 2.50 to 1.00 and a total leverage ratio of not more than 3.00 to 1.00. The Credit Agreement also contains covenants typical of unsecured credit facilities. The Credit Agreement includes customary default provisions that include a change of control of the Company or the Company’s default on other debt exceeding $25 million. If an event of default occurs, the applicable interest rate is increased by 2% and all outstanding obligations may become immediately due and payable.

The Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

10.1	Credit Agreement among the Company, Wells Fargo Securities, LLC, U.S. Bank National Association, and Wells Fargo Bank, National Association dated September 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Michael J. Pung
Michael J. Pung
Senior Vice President and Chief Financial Officer

Date: September 30, 2011

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Credit Agreement among the Company, Wells Fargo Securities, LLC, U.S. Bank National Association, and Wells Fargo Bank, National Association dated September 27, 2011	Filed Electronically